Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-283688

CALAMOS AKSIA PRIVATE EQUITY AND ALTERNATIVES FUND

(the “Fund”)

Supplement dated February 12, 2026

to the Fund’s Prospectus and Statement of Additional Information dated June 30, 2025

This supplement updates certain information contained in the Fund’s prospectus and statement of additional information and should be attached to the prospectus and statement of additional information, as applicable, and retained for future reference.

Capitalized terms not defined herein have the same meaning as in the Fund’s prospectus and statement of additional information, as applicable.

Thomas Martin will cease serving as a portfolio manager to the Fund effective March 31, 2026.  All references to Mr. Martin in the prospectus and statement of additional information are hereby removed after that date.  All of the Fund’s other investment personnel remain unchanged.

There are no other changes to the prospectus or statement of additional information.

Please keep this Supplement for future reference.